Exhibit 99.1

Magenta Therapeutics Voluntarily Pauses the MGTA-117 Phase 1/2 Dose-Escalation Clinical Trial to Investigate Drug Safety

Cambridge, MA – January 25, 2023 – Magenta Therapeutics (Nasdaq: MGTA) today announced that the latest participant dosed at the Cohort 3 level (0.08 mg/kg) in the ongoing MGTA-117 Phase 1/2 Dose-Escalation Clinical Trial in relapsed/refractory acute myeloid leukemia (AML) and myelodysplastic syndrome (MDS) experienced a Grade 5 Serious Adverse Event (SAE) (respiratory failure and cardiac arrest resulting in death) deemed to be possibly related to MGTA-117. The known information has been reported to the U.S. Food and Drug Administration (FDA) as a Suspected Unexpected Serious Adverse Reaction (SUSAR). After consultation with the trial’s safety Cohort Review Committee and with the highest regard for patient safety, Magenta has voluntarily paused dosing in the clinical trial and is working to evaluate the totality of available data and determine next steps for the development of MGTA-117.

About Magenta Therapeutics

Magenta Therapeutics is a clinical-stage biotechnology company developing medicines designed to bring the curative power of stem cell transplant to more patients with blood cancers, genetic diseases and autoimmune diseases. Magenta is combining leadership in stem cell biology and biotherapeutics development with clinical and regulatory expertise to revolutionize blood and immune reset to allow more patients to take advantage of the curative potential of stem cell transplant and potentially improve eligibility for future gene therapies.

Magenta is based in Cambridge, Mass. For more information, please visit www.magentatx.com.

Follow Magenta on Twitter: @magentatx.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, as amended. These statements include, without limitation, implied and express statements relating to: Magenta working to evaluate the totality of available data and determine next steps for the development of MGTA-117.

Words such as “anticipate,” “believe,” “continue,” “could,” “designed,” “endeavor,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “preliminary,” “will,” “would” and similar expressions are intended to identify forward-looking statements. The express or implied forward-looking statements included in this press release are only predictions and are subject to a number of risks, uncertainties and assumptions, including, without limitation: volatility and uncertainty in the capital markets for biotechnology companies; uncertainties inherent in preclinical and clinical trials and in the availability and timing of data from ongoing and planned clinical and preclinical trials; the ability to initiate, enroll, conduct or complete ongoing and planned preclinical and clinical trials; vulnerability and/or fragility of, and the presence of underlying disorders in, the patient population for the clinical trials of Magenta’s product candidates, including the MGTA-117 Phase 1/2 clinical trial in patients with relapsed/refractory AML and MDS; that preliminary data from Magenta’s clinical trials may change materially following a more comprehensive review of the data; the delay of any current or planned preclinical or clinical trials, or the delay in development of Magenta’s product candidates; whether results from preclinical or earlier clinical trials will be predictive of the results of future trials; interactions with regulatory agencies such as the U.S. Food and Drug Administration; the expected timing of submissions for regulatory approval to conduct or continue trials or to market products; Magenta’s ability to successfully demonstrate the safety and efficacy of its product candidates; whether Magenta’s cash resources will be sufficient to fund Magenta’s foreseeable and unforeseeable operating expenses and capital expenditure requirements; and risks, uncertainties and assumptions regarding the impact of the continuing COVID-19 pandemic on Magenta’s business, operations, preclinical activities, clinical trials, strategy, goals and anticipated timelines. These and other risks are described in additional detail in Magenta’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, and its other filings made with the Securities and Exchange Commission from time to time. Any forward-looking statements contained in this press release represent Magenta’s views only as of today and should not be relied upon as representing its views as of any subsequent date. Magenta explicitly disclaims any obligation to update any forward-looking statements, except to the extent required by law.